Amendment No. 1 to Participation Agreement

among

Pacific Life Insurance Company

Van Eck Worldwide Insurance Trust

Van Eck Securities Corporation

and

Van Eck Associates Corporation

Pacific Life Insurance Company (the “Company”), on its behalf and on behalf of certain segregated asset accounts of the Company, Van Eck VIP Trust (f/k/a Van Eck Worldwide Insurance Trust), Van Eck Securities Corporation and Van Eck Associates Corporation, have previously entered into a Participation Agreement dated February 7, 2005 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of December 1, 2012.

PACIFIC LIFE INSURANCE COMPANY	Attest:

By: /s/ Anthony J. Dufault	By: /s/ Jane M. Guon
Name: Anthony J. Dufault	Name: Jane M. Guon
Title: Assistant Vice President	Title: Corporate Secretary

VAN ECK VIP TRUST	Attest:

By: /s/ Bruce J. Smith	By: /s/ Jonathan R. Simon
Name: Bruce J. Smith	Name: Jonathan R. Simon
Title: Senior Vice President	Title: Vice President

VAN ECK SECURITIES CORPORATION	Attest:

By: /s/ Bruce J. Smith	By: /s/ Jonathan R. Simon
Name: Bruce J. Smith	Name: Jonathan R. Simon
Title: Senior Vice President	Title: Vice President

VAN ECK ASSOCIATES CORPORATION	Attest:

By: /s/ Bruce J. Smith	By: /s/ Jonathan R. Simon
Name: Bruce J. Smith	Name: Jonathan R. Simon
Title: Senior Vice President	Title: Vice President

Schedule A

Segregated Asset Accounts:

All segregated asset Accounts utilizing any Portfolio

Contracts/Policies:

All Contracts/Policies funded by the segregated asset Accounts that utilize any Portfolio.

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